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                                                                    EXHIBIT 10.2



                             STOCK PLEDGE AGREEMENT

               THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of September __, 1998, is entered into by and between PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation ("Pledgor"), and FREMONT FINANCIAL CORPORATION, a California corporation ("Fremont"), in light of the following facts:

                                    RECITALS

               A. Pledgor has requested that Fremont provide Pledgor with a term loan in the original principal amount of Three Million Dollars ($3,000,000) (the "Loan") to be evidenced by and payable in accordance with the terms of that certain Secured Promissory Note, of even date herewith, of like amount, executed by Pledgor to the order of Fremont (the "Note").

               B. Fremont is unwilling to make the Loan to Pledgor unless Pledgor enters into this Agreement, by which Pledgor shall grant Fremont a security interest in all of Pledgor's holdings of shares of common stock of Pledgor's wholly-owned subsidiary, Pacific Thrift and Loan Company (the "Company"), and the related "Collateral" described below as security for the payment and performance of Pledgor's obligations to Fremont under the Note.

               C. To induce Fremont to provide it with the Loan, Pledgor is willing to enter into this Agreement with Fremont.

               NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

               1. Pledge. Pledgor hereby delivers, pledges and grants a continuing security interest to Fremont in, and grants Fremont control over, all of Pledgor's holdings of shares of common stock of the Company, together with all proceeds, replacements, substitutions, newly issued stock, stock received by reason of a stock split, bonus or any other form of issue, dividend or distribution with respect to or arising from the stock (collectively, the "Collateral"). Pledgor shall forthwith deliver to Fremont any and all stock certificates or other written evidence of Pledgor's ownership of the Collateral, effectively endorsed by stock powers in form and substance satisfactory to Fremont duly executed in blank, with signatures guaranteed.

               2. Obligations Secured. The pledge and security interest effectuated hereby shall secure all of Pledgor's obligations to Fremont under the Note (collectively, the "Obligations").

               3. Representations And Warranties Regarding The Collateral. Pledgor represents and warrants that: (i) all of the shares of stock described in paragraph 1 hereinabove are fully paid, non-assessable and validly issued;
(ii) the Collateral was not issued in violation of any person's or entity's preemptive rights; (iii) the Collateral is owned free and clear of any and all security interests, pledges, options to purchase or sell, redemptions or liens;
(iv) Pledgor's pledge of the Collateral to Fremont does not violate any law or regulation to which either Pledgor or the



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Company is subject; (v) Pledgor has full power to convey the Collateral; (vi) no financing statements covering the Collateral are recorded with any cognizant state official or recording office; and (vii) the Collateral is free and clear of any claims, security interests or liens other than those in favor of Fremont.

               4. Events Of Default. An Event of Default under (and as defined in) the Note shall constitute an "Event of Default" under this Agreement. Pledgor hereby appoints Fremont as Pledgor's attorney-in-fact to arrange, upon the occurrence of an Event of Default, for a transfer of the Collateral on the books of the Company to the name of Fremont or to the name of Fremont's nominee.

               5. Voting Rights. During the term of this Agreement, so long as no Event of Default has occurred, Pledgor shall have the right to vote the Collateral on all corporate questions for all purposes not inconsistent with the terms of this Agreement. Upon the occurrence of an Event of Default, Fremont shall thereafter have, at Fremont's discretion, the option to exercise all voting powers and other corporate rights pertaining to the Collateral, subject to compliance with all applicable provisions of the Federal Deposit Insurance Act and the Industrial Loan Act. For purposes of exercising its voting rights, Fremont may, upon or at any time after the occurrence of an Event of Default, at Fremont's option, transfer or register the Collateral or any part thereof into Fremont's own or Fremont's nominee's name.

               6. Stock Adjustments And Dividends. If during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company or any option included within the Collateral is exercised, or both, all new, substituted and additional shares, or other securities, issued to Pledgor by reason of any such change or exercise shall be delivered to and held by Fremont under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder. If during the term of this Agreement, any dividend or other distribution is made on account of the Collateral, Pledgor shall immediately deliver all such dividends or other distributions to Fremont in the same form received and in the same manner as the Collateral pledged hereunder.

               7. Warrants And Rights. If during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights and options shall be immediately assigned by Pledgor to Fremont to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

               8. Remedies Upon Default. Upon the occurrence of an Event of Default,

                      (a)    Fremont may:

                             i) Exercise in respect of the Collateral, any one
or more of the rights and remedies available under the California Uniform Commercial Code and other applicable law;



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                             ii) Sell or otherwise assign, give an option or
options to purchase or dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Fremont's offices or elsewhere upon such terms and conditions as Fremont may deem advisable and at such prices as Fremont may deem commercially reasonable, for cash, on credit or for future delivery without assumption of any credit risk, free of any claim or right of whatsoever kind (including any right or equity of redemption) of Pledgor, which claim, right and equity are hereby expressly waived and released. Fremont shall have the right to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold; provided, however, that in the event the Collateral is sold to a party other than Fremont, Pledgor shall not receive any net proceeds, if any, of any such credit sale or future delivery until cash proceeds are actually received by Fremont (which cash proceeds shall be applied by Fremont to the Obligations) and after all Obligations have been paid in full. In case of any sale to a party other than Fremont of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Fremont until the selling price is paid by the purchaser thereof, but Fremont shall incur no liability in case of the failure of such purchaser to pay for the Collateral so sold and, in case of such failure, the Collateral may again be sold as herein provided.

                      (b) Fremont shall not be obligated to make any sale or other disposition of the Collateral, or any part thereof, unless the terms thereof shall, in Fremont's sole discretion, be satisfactory to Fremont. Fremont may, if Fremont deems it reasonable, postpone or adjourn the sale of any of the Collateral, or any part thereof, from time to time by an announcement at the time and place of such sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Pledgor agrees that Fremont has no obligation to preserve rights against prior parties to the Collateral.

                      (c) Pledgor acknowledges and agrees that Fremont may comply with limitations or restrictions in connection with any sale of the Collateral in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchase thereof by any governmental regulatory authority or official and, without limiting the generality of the foregoing, Pledgor acknowledges and agrees that Fremont may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the federal securities laws and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. Notwithstanding any such circumstances, Pledgor acknowledges and agrees that such compliance shall not result in any such private sale for such reason alone being deemed to have been made in a commercially unreasonable manner. Fremont shall not be liable or accountable to Pledgor for any discount allowed by reason of the fact that the Collateral is sold in compliance with any such limitation or restriction. Fremont shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to



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register such securities for public sale under the federal securities laws, or under applicable state securities laws, even if the issuer desires, requests or would agree to do so.

                      (d) All cash proceeds received by Fremont in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Fremont, be held by Fremont as collateral for the Obligations and/or then or at an time thereafter applied, without any marshaling of rights, remedies or assets, and after payment of any amounts payable to Fremont hereunder and, after deducting all reasonable costs and expenses of every kind in connection with the care, safekeeping, collection, sale, delivery or otherwise of any or all of the Collateral or in any way relating to the rights of Fremont hereunder (including attorneys' fees and disbursements), to the payment of reduction of the Obligations. Any surplus of such cash or cash proceeds held by Fremont and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

               9. Term. This Agreement shall remain in full force and effect until Pledgor has satisfied all of the Obligations in full. At the expiration of the term of this Agreement, Fremont shall return to Pledgor all stock certificates and other documents relating to this Agreement, together with any further documents necessary to establish that the within pledge is terminated.

               10. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor, Fremont, and their respective successors, heirs and assigns.

               11. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               12. Further Assurances. Pledgor covenants and agrees that: (i) Pledgor will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents as Fremont may reasonably request from time to time in order to carry out the provisions and purposes hereof; (ii) Pledgor will take all such other action, as Fremont may reasonably request from time to time in order to carry out the provisions and purposes hereof; (iii) the Collateral will remain free and clear of all security interests and liens throughout the term hereof; and (iv) Pledgor will forward to Fremont, immediately upon receipt, copies of any information or documents received by Pledgor in connection with the Collateral. For the purpose of defining security interest perfection, Pledgor further agrees that any Collateral which is in transit to Fremont shall be deemed to be in Fremont's possession. Pledgor warrants and represents that none of the Collateral constitutes margin securities for the purposes of Regulations T, U or X, and also warrants and represents that none of the proceeds of any loans made by Fremont to Pledgor will be used to purchase or carry any margin stock.

               13. Integrated Agreement. This Agreement and the Note evidencing the



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Obligations secured hereby set forth the entire understanding of the parties with respect to the within matters and may not be modified except by a writing signed by all parties.

               14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument and agreement.

               15. Section Headings. The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any provision hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this _____ day of September, 1998.

                                        PACIFICAMERICA MONEY CENTER, INC.,
                                        a Delaware corporation


                                        By:_____________________________________

                                        Title:__________________________________



                                        FREMONT FINANCIAL CORPORATION,
                                        a California corporation


                                        By:_____________________________________

                                        Title:__________________________________



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